Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3, as amended, of our report dated March 18, 2021, relating to the financial statements of Galmed Pharmaceuticals Ltd. appearing in the annual filing on Form 20-F for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 26, 2021